Exhibit 99.1

FOR IMMEDIATE RELEASE

NICHOLAS	Contact:	Ralph Finkenbrink	NASDAQ: NICK
		Sr. Vice President, CFO	Web site: www.nicholasfinancial.com
Nicholas Financial, Inc.		Ph # - 727-726-0763
Corporate Headquarters
2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759

Nicholas Financial Reports Results for the

4th Quarter & Year Ended March 31, 2010

May 4, 2010 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended March 31, 2010, net earnings, excluding change in fair value of interest rate swaps, increased 52% to $3,113,000 as compared to $2,048,000 for the three months ended March 31, 2009. Per share diluted net earnings, excluding change in fair value of interest rate swaps, increased 44% to $0.26 as compared to $0.18 for the three months ended March 31, 2009. See reconciliations of the Non-GAAP measures on page 2. Revenue increased 8% to $14,256,000 for the three months ended March 31, 2010 as compared to $13,224,000 for the three months ended March 31, 2009.

For the year ended March 31, 2010, net earnings, excluding change in fair value of interest rate swaps, increased 80% to $10,228,000 as compared to $5,673,000 for the year ended March 31, 2009. Per share diluted net earnings, excluding change in fair value of interest rate swaps, increased 74% to $0.87 for the year ended March 31, 2010 as compared to $0.50 for the year ended March 31, 2009. See reconciliations of the Non-GAAP measures on page 2. Revenue increased 6% to $56,472,000 for the year ended March 31, 2010 as compared to $53,102,000 for the year ended March 31, 2009.

According to Peter L. Vosotas, Chairman and CEO, “Our positive results for the fourth quarter and year were favorably impacted by a solid increase in revenues and a reduction in the net charge-off percentage of 41% and 26% for the three and twelve months ended March 31, 2010, respectively. We plan to open three to five new branch locations this year and will continue to evaluate additional markets for future branch locations.”

The Company will hold its Annual Shareholders Meeting at the Innisbrook Golf Resort in Palm Harbor, Florida on August 11th at 10:00am.

Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeastern states. The Company presently operates out of 52 branch locations in both the Southeast and the Mid-Western states. The Company has approximately 11,716,000 shares of common stock outstanding. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including general economic conditions, access to bank financing, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2009. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

This press release contains disclosures of non-GAAP financial measures including: net earnings, excluding change in fair value of interest rate swaps and per share diluted net earnings, excluding change in fair value of interest rate swaps. These measures utilize the GAAP terms “net income” and “diluted earnings per share” and adjust the GAAP terms to exclude the effect of mark to market adjustments and reclassifications of previously recorded accumulated comprehensive losses associated with interest rate swaps. Management believes this presentation provides additional and meaningful measures for the assessment of the Company’s ongoing results and performance. Prior to the three months ended December 31, 2008, reported changes in the fair value of interest rate swaps through other comprehensive income under hedge accounting. Management believes that the inclusion of this non-GAAP measure provides consistency in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management recognizes that the use of non-GAAP measures has limitations, including the fact that they may not be directly comparable with similar non-GAAP financial measures used by other companies. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as substitute for, financial information prepared in accordance with GAAP. For a reconciliation of non-GAAP measures from GAAP reported amounts, please see the supplemental information included with this press release.

Nicholas Financial, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

The following tables include reconciliations of GAAP reported net income to the non-GAAP measure, net earnings, excluding change in fair value of interest rate swaps as well as GAAP reported diluted earnings per share to the non-GAAP measure, per share diluted net earnings, excluding change in fair value of interest rate swaps. The non-GAAP measures exclude the effect of mark-to-market adjustments and reclassifications of previously recorded accumulated comprehensive losses associated with interest rate swaps.

	Three months ended March 31,		Year ended March 31,
	2010	2009	2010	2009
Net income, GAAP	$3,259,522	$2,133,119	$10,864,561	$4,717,563
Mark-to-market (gain) loss on interest rate swaps, net of tax expense (benefit) of $91,697, $49,441, and $397,856, ($574,157), respectively	(146,289)	(84,774)	(637,013)	955,848

Net earnings, excluding change in fair value of interest rate swaps (a)	$3,113,233	$2,048,345	$10,227,548	$5,673,411

	Three months ended March 31,		Year ended March 31,
	2010	2009	2010	2009
Diluted earnings per share, GAAP	$0.28	$0.19	$0.93	$0.41
Per diluted share mark-to-market (gain) loss on interest rate swaps	(0.02)	(0.01)	(0.06)	$0.09

Per share diluted net earnings, excluding change in fair value of interest rate swaps (a)	$0.26	$0.18	$0.87	$0.50

(a)	Represents a non-GAAP financial measure. See information on non-GAAP financial measures above.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended March 31,		Year ended March 31,
	2010	2009	2010	2009
Revenue:
Interest and fee income on finance receivables	$14,238	$13,202	$56,404	$53,032
Sales	18	22	68	70

	14,256	13,224	56,472	53,102
Expenses:
Operating	5,942	5,435	23,364	22,249
Provision for credit losses	1,725	3,271	11,322	16,386
Interest expense	1,525	1,275	5,170	5,385
Change in fair value of interest rate swap	(238)	(134)	(1,035)	1,530

	8,954	9,847	38,821	45,550
Operating income before income taxes	5,302	3,377	17,651	7,552
Income tax expense	2,042	1,244	6,786	2,834

Net income	$3,260	$2,133	$10,865	$4,718

Earnings per share:
Basic	$0.28	$0.19	$0.95	$0.42

Diluted	$0.28	$0.19	$0.93	$0.41

Weighted average shares	11,571,000	11,335,000	11,470,000	11,274,000

Weighted average shares and assumed dilution	11,788,000	11,463,000	11,689.000	11,440,000

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	March 31,
	2010	2009
Cash	$1,534	$1,733
Finance receivables, net	202,440	186,694
Other assets	10,162	9,355

Total assets	$214,136	$197,782

Line of credit	$107,275	$102,030
Other liabilities	9,424	10,734

Total liabilities	116,699	112,764
Shareholders’ equity	97,437	85,018

Total liabilities and shareholders’ equity	$214,136	$197,782

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	Three months ended March 31,		Year ended March 31,
Portfolio Summary	2010	2009	2010	2009

Average finance receivables, net of unearned interest (1)	$229,445,877	$209,166,023	$223,547,537	$207,402,047

Average indebtedness (2)	$108,548,279	$101,390,054	$106,985,830	$103,126,653

Interest and fee income on finance receivables (3)	$14,237,535	$13,201,938	$56,403,536	$53,032,438

Interest expense	1,524,454	1,274,850	5,169,736	5,384,532

Net Interest and fee income on finance receivables	$12,713,081	$11,927,088	$51,233,800	$47,647,906

Weighted average contractual rate (4)	23.76%	24.15%	23.62%	24.17%

Average cost of borrowed funds (2)	5.62%	5.03%	4.83%	5.22%

Gross portfolio yield (5)	24.82%	25.25%	25.23%	25.57%

Interest expense as a percentage of average finance receivables, net of unearned interest	2.66%	2.44%	2.31%	2.60%

Provision for credit losses as a percentage of average finance receivables, net of unearned interest	3.01%	6.26%	5.06%	7.90%

Net portfolio yield (5)	19.15%	16.55%	17.86%	15.07%

Marketing, salaries, employee benefits, depreciation and administrative expenses as a percentage of average finance receivables, net of unearned interest (6)	10.26%	10.27%	10.35%	10.57%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	8.89%	6.28%	7.51%	4.50%

Write-off to liquidation (8)	6.66%	10.91%	9.87%	12.39%

Net charge-off percentage (9)	5.23%	8.94%	7.37%	9.93%

Note: All three month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Line. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.
(3)	Interest and fee income on finance receivables does not include revenue generated by Nicholas Data Services, Inc., (“NDS”) the wholly-owned software subsidiary of Nicholas Financial, Inc.
(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all Contracts purchased and direct loans originated during the period.
(5)	Gross portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents interest and fee income on finance receivables minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.
(6)	Administrative expenses included in the calculation above are net of administrative expenses associated with NDS which approximated $49,000 and $58,000 during the three-month periods ended March 31, 2010 and 2009 and $213,000 and $316,000 for the year ended March 31, 2010 and 2009, respectively.
(7)	Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.
(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.
(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to Contracts and under its direct loan program:

		Delinquencies
Contracts	Gross Balance Outstanding	30 – 59 days	60 – 89 days	90 + days	Total
March 31, 2010	$320,579,222	$7,613,284	$1,752,638	$778,606	$10,144,528
		2.37%	0.55%	0.24%	3.16%

March 31, 2009	$291,034,770	$8,737,694	$2,666,484	$848,608	$12,252,786
		3.00%	0.92%	0.29%	4.21%

Direct Loans	Gross Balance Outstanding	30 – 59 days	60 – 89 days	90 + days	Total
March 31, 2010	$4,840,381	$98,854	$34,864	$14,383	$148,101
		2.04%	0.72%	0.30%	3.06%

March 31, 2009	$6,890,705	$173,517	$49,780	$42,672	$265,969
		2.52%	0.72%	0.62%	3.86%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended March 31,		Year ended March 31,
Contracts	2010	2009	2010	2009
Purchases	$34,027,042	$30,614,559	$121,606,738	$113,327,259
Weighted APR	23.70%	24.08%	23.55%	24.06%
Average discount	9.22%	9.44%	9.11%	9.14%
Weighted average term (months)	48	49	48	48
Average loan	$9,310	$9,042	$9,422	$9,340
Number of contracts	3,655	3,386	12,907	12,134

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